Exhibit 99.1

Genworth Announces Settlement with AXA

Richmond, VA (July 20, 2020) – Genworth Financial, Inc. (NYSE: GNW) today announced that Genworth has reached an agreement with AXA to settle the dispute between them relating to liability for payment protection insurance (PPI) mis-selling losses (English High Court claim number CL-2017-000795). Genworth and AXA agreed to the settlement following the High Court’s liability judgment dated December 6, 2019 and prior to the High Court issuing its judgment on damages.

This case involves losses incurred from mis-selling complaints for PPI underwritten by two companies that AXA acquired from Genworth in 2015. The policies were sold from 1970 through 2004. Although Genworth considers that the policies were mis-sold by a third-party distributor, the court ruled that Genworth was obligated to pay AXA for its losses, per the terms of the sale and purchase agreement.

Under the terms of the settlement, Genworth has agreed to pay AXA £100 million, or approximately $125 million, by July 23, 2020 (which amount is in addition to a £100 million interim cash payment Genworth made to AXA in January 2020 and expensed in the fourth quarter of 2019). In addition, Genworth also has agreed to issue a secured promissory note to AXA, pursuant to which Genworth has agreed to make deferred cash payments totaling approximately £317 million in two installments: the first on June 30, 2022 and the second on September 30, 2022; and to pay a significant portion of all future mis-selling losses incurred by AXA, to be invoiced quarterly by AXA.

The note is secured by pledging, as of the date of the note, 19.9 percent of the outstanding common shares in Genworth Mortgage Insurance Australia Limited and 19.9 percent of the outstanding common shares in Genworth Mortgage Holdings, Inc. (the parent company of the U.S. mortgage insurance business). The note will terminate upon the payment in full of all the obligations by the due dates. Genworth also has agreed to make certain mandatory prepayments in the event that it executes certain debt or equity transactions or receives subsidiary dividends from its mortgage insurance companies.

Under the terms of the settlement and the sale and purchase agreement, if AXA recovers amounts from third parties related to the mis-selling losses, including from the distributor responsible for the sale of the policies, Genworth has certain rights to share in those recoveries to recoup payments for the underlying mis-selling losses.

AXA and Genworth have agreed not to enforce, pending satisfaction of certain conditions, appeal or set aside the liability judgment of December 6, 2019 and any judgment in respect of the quantum of AXA’s claim subject to a termination right of AXA if the note and related security package is determined to be void and/or unenforceable. Upon satisfaction of those conditions, namely payment of the £100 million (or approximately $125 million) initial installment and the execution by Genworth and AXA of documents contemplated by the note to perfect the security, those agreements not to enforce the judgments will become permanent.

As noted above, Genworth previously paid an interim payment of £100 million to AXA, which was expensed as a part of discontinued operations in the fourth quarter of 2019. In connection with this settlement, Genworth expects to incur an additional expense of $516 million after-tax as a part of discontinued operations in the second quarter of 2020. This charge to discontinued operations is translated to U.S. dollars using June 30, 2020 foreign currency exchange rates and includes the £100 million to be paid by July 23, 2020; the £317 million secured promissory note; an estimate of £107 million for claimed mis-selling losses that are still being processed; and fees and expenses related to the litigation and settlement.

“The settlement removes uncertainty around the amount of the liability arising from the AXA litigation, defers our obligation to make the bulk of the payments to AXA and allows us to move forward with our plans to pursue alternatives to raise capital and meet our near-term liquidity needs, which includes our $1 billion in debt maturing in 2021,” said Tom McInerney, Genworth president and CEO. “These alternatives include a potential debt offering, as well as the ability to prepare for a 19.9% IPO of our U.S. Mortgage Insurance business, subject to market conditions, should our pending transaction with China Oceanwide not close.”

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiary, Genworth Mortgage Insurance Australia Limited, separately releases financial and other information about its operations. This information can be found at http://www.genworth.com.au.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding issuance by the High Court of its judgment with respect to the quantum of damages, including the timing of such judgement, conditions precedent to the full and final release of all claims in connection with the allegations made in the lawsuit, the ability to recover any amounts from third parties related to the mis-selling losses, and incurrence of additional legal fees related to the litigation. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) potential adverse reactions or changes to the pending transaction with China Oceanwide, Genworth’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the announcement of the settlement, including but not limited to such changes that could affect Genworth’s financial performance; (ii) further rating agency actions and downgrades in Genworth’s financial strength ratings; (iii) changes in applicable laws or regulations; (iv) Genworth’s ability to recognize the anticipated benefits of the settlement; (v) the amount of the costs, fees, expenses and other charges related to the settlement; (vi) the risks related to diverting management’s attention from Genworth’s ongoing business operations; (vii) the impact of changes in interest rates and political instability; and (viii) other risks and uncertainties described in Genworth’s Annual Report on Form 10-K, filed with the SEC on February 27, 2020 and Genworth’s Quarterly

Report on Form 10-Q, filed with the SEC on May 6, 2020. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information:

Investors:

investorinfo@genworth.com

Media:

Julie Westermann, 804 937.9273

julie.westermann@genworth.com

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